UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2012

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 500
Denver, Colorado	80265
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 672-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 14, 2012, QEP Resources, Inc. (the “Company”) and Wells Fargo Bank, N.A., as Rights Agent (the “Rights Agent”), entered into the First Amendment to Rights Agreement (the “Amendment”), which amends the Rights Agreement, dated as of June 30, 2010, by and between the Company and the Rights Agent.  The Amendment accelerates the final expiration date of the Company’s preferred stock purchase rights (the “Rights”) from the close of business on June 30, 2013 to the close of business on April 1, 2012.  As a result of the Amendment, as of the close of business on April 1, 2012, the Rights will no longer be outstanding and will not be exercisable, and the Rights Agreement will effectively terminate and be of no further force and effect.

The foregoing summary of certain terms of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the Company’s press release announcing the execution of the Amendment is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	First Amendment to Rights Agreement, dated as of February 14, 2012, by and between QEP Resources, Inc. and Wells Fargo Bank, N.A., as Rights Agent

99.1	Press release issued by QEP Resources, Inc., dated February 14, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QEP RESOURCES, INC.

Date: February 14, 2012	By:	/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	First Amendment to Rights Agreement, dated as of February 14, 2012, by and between QEP Resources, Inc. and Wells Fargo Bank, N.A., as Rights Agent

99.1	Press release issued by QEP Resources, Inc., dated February 14, 2012